EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interest of Named Experts and Counsel” and to the use of our report dated August 15, 2006 (except for Note 7 which is as of August 24, 2006) included in the Registration Statement on Form SB-2 and related Prospectus of Black Tusk Minerals Inc. for the registration of shares of its common stock.

/s/ “Manning Elliott LLP”

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

September 27, 2006